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                                                                  EXHIBIT 5.1



                [Marshall Hill Cassas & de Lipkau Letterhead]


                                              May 14, 1997



AMCORE Financial, Inc.
501 Seventh Street
Rockford, Illinois  61104

                 Re: AMCORE Financial, Inc. -- Registration Statement Form S-4 - Country Bank Shares Corporation Merger

Ladies and Gentlemen:

        We have acted as special counsel to AMCORE Financial, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the Registration Statement (as defined below) for the registration under the Securities Act of 1933, as amended (the "Act"), of up to 2,473,175 shares (the "Shares") of Common Stock, par value $0.33 per share (the "Common Stock"), of the Company, together with the share purchase rights (the "Rights") associated therewith.

        The Shares are to be issued pursuant to the terms of the Amended and Restated Agreement and Plan of Merger, dated as of May 1, 1997 (the "Merger Agreement"), among the Company, CBS Acquisition, Corp., a Wisconsin corporation and a wholly owned subsidiary of the Company ("Newco"), and Country Bank Shares Corporation, a Wisconsin corporation ("CBSC"), which provides for the merger (the "Merger") of Newco with and into CBSC, with CBSC surviving as a wholly-owned subsidiary of the Company.

        This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

        In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following:


               (i) the Proxy Statement/Prospectus dated May 14, 1997 which constitutes part of the Registration Statement on Form S-4
        (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on May 14, 1997 under the Act;

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AMCORE Financial, Inc.
May 14, 1997
Page 2

              (ii)    the Registration Statement;

             (iii)    a specimen certificate representing the Common Stock;

              (iv)    the Merger Agreement;

               (v)    the Bylaws of the Company, as presently in effect;

              (vi) certain resolutions of the Board of Directors of the Company relating to the issuance of the Shares;

             (vii) copies of the following charter documents of the Company certified by the Nevada Secretary of State:

                      (a) Articles of Incorporation for Americorp Financial,
             Inc. filed June 1, 1982;

                      (b) Certificate of Amendment changing
             name from AMERICORP FINANCIAL, INC. to AMCORE FINANCIAL, INC. filed December 12, 1985;

                      (c) Certificate of Amendment filed May 12, 1986;

                      (d) Certificate of Amendment filed May 28, 1986;

                      (e) Certificate of Amendment filed June 7, 1988;

                      (f) Certificate of Amendment filed May 10, 1990;

                      (g) Certificate of Ownership And Merger filed
             December 17, 1990;

                      (h) Certificate of Stock Split Pursuant to NRS 78.207
             filed December 13, 1993.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic or telecopied copies
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AMCORE Financial, Inc.
May 14, 1997
Page 3

and the authenticity of the originals of such copies. We have assumed that all documents submitted to us unsigned have been properly executed by the proper parties and delivered in a timely manner. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon the Registration Statement and statements and representations of the officers and other representatives of the Company and others.

        We are admitted to practice in the State of Nevada and we express no opinion as to the laws of any other jurisdiction.

        Based upon the foregoing, it is our opinion that, under Nevada law when
(i) the Registration Statement, as finally amended, becomes effective, (ii) the Merger becomes effective under the Business Corporation law of the State of Wisconsin pursuant to the terms of the Merger Agreement, and (iii) certificates representing the Shares have been duly executed by an authorized officer of the exchange agent for the Common Stock and registered by such exchange agent and duly delivered in accordance with the terms of the Merger Agreement:

                     1. The Shares will be validly issued, fully paid and nonassessable; and

                     2. Each Right associated with the Shares will be validly issued when the associated Shares have been duly issued as set forth in paragraph 1.

        This opinion is limited to matters governed by the laws of the State of Nevada, excluding any Nevada state "blue sky" law. We hereby consent to the use of our name under the heading "OPINIONS" in the Proxy Statement/Prospectus which forms a part of the Regisration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of the facts stated or assumed herein or any subsequent changes in applicable law.

                                        Very truly yours,

                                        /s/ MARSHALL HILL CASSAS & de LIPKAU

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